UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2014, CarMax, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders re-elected the following directors to the Company’s Board of Directors, each for a one-year term expiring at the 2015 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining
Ronald E. Blaylock	182,110,616	5,293,894	231,619
Thomas J. Folliard	187,156,553	343,201	136,375
Rakesh Gangwal	187,124,334	279,547	232,248
Jeffrey E. Garten	186,434,159	1,063,085	138,885
Shira D. Goodman	182,156,486	5,249,516	230,127
W. Robert Grafton	186,627,612	868,864	139,653
Edgar H. Grubb	187,076,704	328,175	231,250
Mitchell D. Steenrod	187,284,492	120,061	231,576
Thomas G. Stemberg	181,363,748	6,133,398	138,983
William R. Tiefel	186,593,837	906,085	136,207

There were 12,466,989 broker non-votes for each director.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
198,996,913	954,097	152,108

3. The shareholders approved the non-binding advisory resolution related to the compensation of the Company’s named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
170,157,908	15,931,699	1,546,522

There were 12,466,989 broker non-votes related to this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 27, 2014	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary